Exhibit 10.15

DESCRIPTIONS OF BASIC BONUS PLAN, INCENTIVE BONUS PLAN

AND CONTRACTUAL BONUS PLAN

(Compensatory Plans Applicable to Named Executive Officers)

BASIC BONUS PLAN

Certain of the Company’s officers and key managers are included in a basic bonus plan. Maximum potential awards under the basic bonus plan are determined as a percentage of the participants’ base salaries. The basic bonus plan establishes (a) two goals for Company earnings per share after payment of bonuses (the “Company’s EPS”), which are uniform for all basic bonus plan participants (the “EPS Goals”); and (b) goals for departmental/individual performance, which vary with each basic bonus plan participant (the “Performance Goals”). No bonus is payable to any basic bonus plan participant unless the Company’s EPS are at least equal to the first EPS Goal (regardless of whether such participant satisfies his/her Performance Goals). The maximum potential award is to be paid to any basic bonus plan participant if the Company’s EPS are at least equal to the second (higher)  EPS Goal and such participant satisfies all of his/her Performance Goals.

INCENTIVE BONUS PLAN

In order to encourage and reward exceptional performance of the Company, the Company also has an incentive bonus plan for certain of the Company’s senior management. If an eligible participant receives a bonus under the incentive bonus plan, no bonus is payable to such participant under the basic bonus plan. Maximum potential awards under the incentive bonus plan are based on a higher percentage of the participants’ base salaries than would otherwise be awarded under the basic bonus plan. The incentive bonus plan establishes a third goal for Company earnings per share (the “Incentive EPS Goal”), which is higher than the second EPS Goal under the basic bonus plan. No bonus is payable under the incentive bonus plan unless the Company’s EPS were at least equal to the Incentive EPS Goal (regardless of whether any participant satisfied his/her Performance Goals). The maximum potential award is to be paid to any incentive bonus plan participant if the Company’s EPS were at least equal to the Incentive EPS Goal and such participant satisfied all of his/her Performance Goals.

CONTRACTUAL BONUS PLAN

The employment agreement between the Company and Chief Executive Officer Robert N. Wildrick entitles Mr. Wildrick to a bonus of up to 250% of his base salary upon achievement by the Company of certain specified earnings per share goals established for each year of his employment agreement.